Exhibit 15.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-284868) and Form S-8 (File No. 333-290929) of our report dated January 16, 2026 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of SU Group Holdings Ltd for the year ended September 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

January 16, 2026